As filed with the Securities and Exchange Commission on July 17, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	46-4116523
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Michael Pope

Chief Executive Officer

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Stephen A. Weiss Megan J. Penick

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $0.001 par value
Preferred stock, $0.001 par value
Debt securities
Warrants
Units
Total			$150,000,000	$19,470.00

(1)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is hereby deemed to include such indeterminate number of shares of common stock and preferred stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of a Registration Statement on Form S-3 under the Securities Act. The registrant is hereby registering such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered at indeterminate prices, with a total aggregate principal amount not to exceed $150,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately or in combination with other securities registered hereby.

(3)	Paid herewith. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 17, 2020

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell up to $150,000,000 in aggregate of the securities identified above from time to time in one or more offerings under this prospectus. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change the information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers or agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $110,743,504, which amount is based on 31,857,327 outstanding shares of common stock held by non-affiliates and a per share price of  $4.20, the closing price of our common stock July 16, 2020, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date of this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.” On July 16, 2020, the last reported sale price of our common stock on the Nasdaq Stock Market was $4.20.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering the securities described in this prospectus with a total aggregate principal not to exceed $150,000,000. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this elsewhere or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in or incorporated by reference into this prospectus, including “Risk Factors” and the financial statements and related notes. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Unless we specify otherwise, all references in this prospectus to “Boxlight” “we,” “our,” “us” and the “Company” refer to Boxlight Corporation. and our subsidiaries.

Company Overview

Formed in 2014, Boxlight Corporation is an education technology company that develops, sells and services interactive classroom solutions for the global education market. We are seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, peripherals and accessories to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our robotics and coding system, 3D printing solution and portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. We also offer professional development and training resources to educators including customized programs, online trainings and certifications, and in-person courses.

We seek to provide easy-to-use solutions combining interactive displays with accessories and robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 33 languages. To date, our solutions have sold into over 1,000,000 classrooms. We sell our solutions through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions with peripherals, accessories and teaching software for schools and enterprises. We also provide key training and professional development to ensure successful implementations with high adoption.

Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school districts with information technology departments with the means to access data with or without internet access, handle the demand for video, control cloud and data storage challenges, and allow for distance learning. Our design teams are able to quickly customize systems and configurations to serve the needs of clients so that existing hardware and software platforms can communicate with one another. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom.

We pride ourselves in providing industry-leading solutions and have received numerous awards:

●	2020 Tech & Learning Awards of Excellence– Boxlight-EOS Distance Teaching Essentials and MyStemKits 3D printing curriculum;

●	2019 Tech Edvocate Award Winner– Boxlight’s MimioClarity Classroom Audio Distribution System (Best Classroom Audio-Visual App or Tool);

●	2019 Tech Edvocate Award Finalist– Boxlight’s Mimio MyBot Educational Robotic System (Best STEM/STEAM Education App or Tool);

●	2019 Tech & Learning ISTE Best in Show Award – MimioClarity and Mimio MyBot;

●	2019 Cool Tool Award WINNER: THE EDTECH AWARDS 2019 – MimioSpace for Hardware for Education;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – MimioFrame for New Product or Service;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – C3 MicroCloud for Networking, IT, Connectivity, or Access Solution;

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●	2018 Gold Winner in the Reader’s Choice Awards – Boxlight Projector;

●	2018 Award of Excellence Tech & Learning Magazine – MimioFrame (Honorable Mention);

●	2018 Tech Edvocate Award Winner– MimioSpace (Best Collaboration App or Tool);

●	2018 Tech Edvocate Award Finalist– MimioFrame (Best Classroom Audio-Visual App or Tool category);

●	2018 Tech & Learning ISTE Best in Show Award – MimioSpace;

●	2018 Impact Regional Business Awards, Boxlight, Education;

●	2018 Cool Tool Finalist Award: THE EDTECH AWARDS 2018 – Boxlight P9 Projectors;

●	2018 Bett Awards: Tools for Teaching, Learning and Assessment – Labdisc;

●	2017 EdTech Digest Cool Tool Award: Labdisc;

●	2017 Tech&Learning – Best of TCEA – Labdisc;

●	2017 Tech&Learning – Best of BETT – Labdisc;

●	2017 Bett Awards: Tools for Teaching, Learning and Assessment – MimioStudio with MimioMobile;

●	2016 District Administration: Readers’ Choice Top 100 – MimioStudio with MimioMobile;

●	2016 Award of Excellence Tech & Learning Magazine – MimioTeach;

●	2016 Cool Tool Award: MimioMobile App with MimioStudio Classroom Software; and

●	2016 Tech & Learning ISTE Best in Show Award – P12 Projector Series.

The COVID-19 pandemic has impacted global economies, resulting in workforce and travel restrictions, supply chain and production disruptions and reduced demand and spending across the education technology sector. These factors began having adverse impacts on our operations, financial performance, liquidity and price of our securities as well as on the operations and financial performance of many of the customers and suppliers in the education technology sector.

We have taken steps to protect the health and safety of our employees and maintain business continuity. In addition, we have taken steps to reduce the financial and operating effects on our business, including making significant reductions in payroll, reducing travel & entertainment expenditures, professional fees, marketing expenses, contract services and other operating expenses. In March 2020, we had a payroll reduction which is expected to result in an approximately 17% reduction of our total annual payroll expense.

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Increasing our customer base. Our principal customers are value added reseller partners that sell to school districts. We have been successful in providing our hardware, software and service solutions to educators through our reseller partner network, and we expect to continue to increase our sales channel and provide additional solutions for education.

●	Investing in research and development. We intend to continually develop and introduce innovative products, enhance existing products, and effectively stimulate customer demand for existing and future products.

●	Expanding our sales and marketing team. We intend to invest significant resources in our marketing, advertising and brand management efforts.

●	Expanding our product and technology offerings. Our long-term growth will depend in part on our ability to continually expand our hardware, software and service offerings, which we intend to do through both our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop, such as Cohuborate, Qwizdom, EOS Education, Modern Robotics, Robo3D and MyStemKits.

●	Strategic acquisitions and joint ventures. We believe we can materially increase our revenues and scope by acquiring or joint venturing with solutions providers focused on the education and learning technologies market segments, have gained the trust and support of school districts, and are located in geographically strategic areas throughout the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our displays to allow smooth content streaming across multiple platforms. We intend to further existing, and develop additional, strategic partnerships and alliances.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 1045 Progress Circle, Lawrenceville, Georgia 30043, and our telephone number is (678) 367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which are incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and as well as in our most recent Annual Report on Form 10-K, our Amendment No. 1 to our Annual Report on Form, 10-K/A, and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered by the prospectus for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to:

●	purchase additional inventory;

●	make capital expenditures;

●	license or acquire intellectual property or technologies to incorporate into our products; or

●	fund possible investments in and acquisitions of complementary businesses, partnerships or minority investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisition as of the date of this prospectus.

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Description of Capital Stock

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer and sell from time to time. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions apply. The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Eleventh Amended and Restated Certificate of Incorporation (the “Charter”) and our Bylaws (the “Bylaws”), each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares, of which 150,000,000 are designated Class A common stock, par value $0.0001 per share; 50,000,000 are designated Class B common stock, par value $0.0001 per share; and 50,000,000 are designated preferred stock, of which 250,000 shares are designated as Series A preferred stock, par value $0.0001 per share.

Common Stock

Class A common stock

Our Class A common stock is listed on The Nasdaq Capital Market under the ticker symbol “BOXL.” We have 31,857,327 shares of Class A common stock issued and outstanding as of July 15, 2020.

Voting Rights. Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended and restated.

Dividend Rights. Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

Liquidation Rights. In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B common stock

As of July 15, 2020, we have no shares of Class B common stock issued and outstanding. Our Class B common stock is only available for issuance upon exercise of stock options to be granted to Boxlight Group employees.

Voting Rights. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Conversion Rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

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Preferred Stock

Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Warrants

We may issue warrants for the purchase of our common stock or preferred stock, or a combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of the warrants. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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●	Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date the principal will be payable;

●	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

●	any conversion or exchange provisions;

●	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

●	whether the debt securities will be issuable in the form of a global security;

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●	any subordination provisions, if different from those described below under “Subordination”;

●	any deletions of, or changes or additions to, the events of default or covenants; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

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If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

●	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	change the stated maturity of any debt security;

●	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal of an original issue discount security on acceleration of maturity;

●	reduce the rate of interest or extend the time for payment of interest on any debt security;

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●	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

●	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

●	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”); or

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

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Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

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Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	subordinated debt securities.

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DESCRIPTION OF UNITS

This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of the units. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Eleventh Amended and Restated Articles of Incorporation and our Bylaws, which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Eleventh Amended and Restated Articles of Incorporation provide that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Class A common stock.

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Our Bylaws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the president. The stockholders have no right to request or call a special meeting and cannot take action by written consent.

Our Bylaws provide that our Board shall be classified into three classes. Each director shall hold office for a three-year term, or until the next annual meeting of stockholders at which his or her successor is elected and qualified.

Our Bylaws provide that the removal of a director from the Board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer LLC.

Listing

The shares of our common stock are listed on The Nasdaq Capital Market under the symbol “BOXL.” On July 16, 2020, our last reported sale price per share for our common stock as reported on The Nasdaq Capital Market was $4.20.

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PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to a limited number of purchasers or to a single purchaser, or (v) through a combination of such methods of sale..

The distribution of the securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded:

●	at a fixed price or at final prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as the term is defined in the Securities Act, as amended, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to us to such agent will be set forth in the applicable prospectus supplement.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Michelman & Robinson, LLP, Los Angeles, California and New York, New York. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-3 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm which prepared the report for the years ended December 31, 2019 and 2018, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting. The report of Dixon Hughes Goodman LLP contains explanatory paragraphs which state the following:

●	The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

●	The Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address Boxlight Corporation, 1045 Progress Circle, Lawrenceville, GA 30043, by emailing us at investor.relations@boxlight.com, or by calling us at 917-658-7878. We also maintain a website, https://myverb.com/investor-relations-sec-filings/ through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://www.myverb.com/. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the shares of common stock offered by this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 13, 2020;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on July 13, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 15, 2020;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on January 14, 2020, January 28, 2020, February 7, 2020, February 26, 2020, March 5, 2020, March 13, 2020, March 18, 2020, March 20, 2020, March 23, 2020, April 10, 2020, April 22, 2020, May 21, 2020, June 9, 2020, June 12, 2020, June 24, 2020, and July 7, 2020.;

●	our Definitive Information Statement on Schedule 14A filed with the SEC on July 13, 202020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 1045 Progress Circle, Lawrenceville, GA 30043, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 866.972.1549.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC Registration Fee	$19,470.00
Legal Fees and Expenses	(1)
Printing Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent Fees and Expenses	(1)
Miscellaneous Expenses	(1)
TOTAL	$(1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of common stock and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement (*)

3.2	Eleventh Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-204811) filed on December 15, 2016).

3.2	Bylaws (incorporated by reference to Exhibit 3.3 in the Draft Registration Statement on Form S-1 (Reg. No. 377-00845) filed on November 12, 2014)

4.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).

4.2	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).

4.3	Amended and Restated Certificate of Designations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).

4.4	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (Reg. No 333-204811) filed on October 9, 2015.

4.5	Form of Subscription Agreement for $1.00 per share (incorporated by reference to Exhibit 4.6 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

4.6	Share Purchase Agreement, dated as of May 10, 2016 by and among Boxlight Holdings, Inc., Boxlight Corporation, Boxlight, Inc., Boxlight Latinoamerica, S.A. DE C.V. Boxlight Latinoamerica, Servicios S.A. DE C.V., Everest Display Inc. and GuanFeng International Ltd. (incorporated by reference to Exhibit 10.1 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on May 13, 2016).

4.7	Operating Agreement of EOSEDU, LLC, dated September 17, 2018, by and between the Boxlight Corporation and EOSEDU, LLC dated September 17, 2018 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on September 24, 2018).

4.8	Warrant to Purchase 270 shares of Class A Common Stock, dated June 21, 2018, issued to Canaan Parish LLC (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

4.9	Warrant to Purchase 25,000 shares of Class A Common Stock, dated June 21, 2018, issued to Lackamoola LLC (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

5.1	Form of Legal Opinion of Michelman & Robinson LLP

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10.1	2014 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (Reg. No. 333-2048111) filed on June 9, 2015).

10.2	Trademark Assignment, dated May 27, 2016, between Herbert Myers, Boxlight Corporation and Boxlight Inc. (incorporated by reference to Exhibit 10.6 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on May 13, 2016).

10.3	Employment Agreement, dated November 30, 2017, by and between Boxlight Corporation and James Mark Elliott(incorporated by reference to Exhibit 10.4 to the Prospectus on Form 10-K filed April 2, 2018).

10.4	Employment Agreement, dated November 30, 2017, by and between Boxlight Corporation and Michael Pope (incorporated by reference to Exhibit 10.5 to the Prospectus on Form 10-K filed April 2, 2018).

10.5	Employment Agreement, dated November 30, 2017, by and between Boxlight Corporation and Sheri Lofgren (incorporated by reference to Exhibit 10.6 to the Prospectus on Form 10-K filed April 2, 2018).

10.6	Employment Agreement, dated November 30, 2017 by and between Boxlight Corporation and Henry Nance (incorporated by reference to Exhibit 10.7 to the Prospectus on Form 10-K filed April 2, 2018).

10.7	$2,000,000 Convertible Promissory Note of Boxlight Corporation to Mim Holdings, dated as of April 1, 2016 (Incorporated by reference to Exhibit 10.14 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on May 13, 2016).

10.8	Agreement, dated December 2015 by and between Loeb & Loeb LLP and Boxlight Corporation (incorporated by reference to Exhibit 10.38 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on December 28, 2015).

10.9	Amendment No. 2 to Membership Interest Purchase Agreement, effective June 30, 2016 among Skyview Capital, LLC, Mimio LLC, MIM Holdings, LLC and Boxlight Corporation (incorporated by reference to Exhibit 10.30 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on December 15, 2016).

10.10	Amendment No. 3 to Membership Interest Purchase Agreement, effective August 3, 2016 among Skyview Capital, LLC, Mimio LLC, MIM Holdings, LLC and Boxlight Corporation (incorporated by reference to Exhibit 10.34 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on August 12, 2016).

10.11	Promissory Note, issued June 3, 2016 between Boxlight, Inc. and AHA Inc. Co Ltd. (Incorporated by reference to Exhibit 10.32 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on July 11, 2016).

10.12	Form of Loan and Security Agreement with Hitachi Capital America Corp (incorporated by reference to Exhibit 10.1 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on August 12, 2016).

10.13	Loan and Security Agreement, dated September 28, 2016, between Boxlight Inc., Crestmark Bank and Mimio LLC (incorporated by reference to Exhibit 10.35 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on January 12, 2017).

10.14	Amendment 1 to Share Purchase Agreement and Option Agreement, dated May 10, 2016 by and Among Everest Display, Inc., Guang Feng International, Ltd., Boxlight Holdings, Boxlight Corporation, Boxlight Inc., Boxlight Latinoamerica S.A. and Boxlight Latinoamerica Servicios, S.A. DE C.V. (incorporated by reference to Exhibit 10.36 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

10.15	Form of Subscription Agreement between K Laser International Co., Ltd. And Boxlight Corporation for $1,000,000 equity investment at $5.60 per share (incorporated by reference to Exhibit 10.37 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

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10.16	$2,000,000 Convertible Promissory Note, dated September 29, 2016 between Boxlight Corporation and Everest Display, Inc. (incorporated by reference to Exhibit 10.38 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on October 28, 2016).

10.17	Notice of Default, dated December 28, 2015 – Skyview Capital (incorporated by reference to Exhibit 10.39 in the Registration Statement on Form S-1 (Reg. No. 333-204811) filed on January 12, 2017).

10.18	Account Sale and Purchase Agreement, dated September 5, 2017 between Sallyport Commercial Finance LLC and Boxlight Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 11, 2017).

10.19	Employment Agreement, dated March 19, 2018 by and between Boxlight Corporation and Takesha Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 21, 2018).

10.20	Stock Purchase Agreement and Exhibits, date May 9, 2018 among Boxlight Corporation, Cohuborate Ltd. and the shareholders of Cohuborate, Ltd. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

10.21	$500,000 Promissory Note, dated May 16, 2018, from Boxlight Corporation to Harbor Gates Capital, LLC (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on July 5, 2018).

10.22	Membership Interest Purchase agreement, dated as of September 17, 2018, by and among the Boxlight Corporation, Daniel Leis, Aleksandra Leis and EOSEDU, LLC (incorporated by reference to Exhibit 10.24 in Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on September 24, 2018).

10.23	Employment agreement, dated September 1, 2018, by and between Boxlight Corporation and Aleksandra Leis (incorporated by reference to Exhibit 10.25 in Amendment No. 1 to the Registration Statement on Form S-1(Reg. No. 333-226068) filed on September 24, 2018).

10.24	Employment agreement, dated September 1, 2018, by and between Boxlight Corporation and Daniel Leis (incorporated by reference to Exhibit 10.25 in Amendment No. 1 to the Registration Statement on Form S-1(Reg. No. 333-226068) filed on September 24, 2018.

10.25	Asset Purchase Agreement, dated March 12, 2019, between Boxlight Corporation, Boxlight Inc., Modern Robotics and Stephen Fuller (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 15, 2019).

10.26	Securities Purchase Agreement, dated March 22, 2019, between Boxlight Corporation and Lind Global Macro Fund, LP. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 25, 2019).

10.27	Form of Secured Convertible Promissory Note dated March 22, 2019 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed March 25, 2019).

10.28	Security Agreement, dated March 22, 2019, between Boxlight Corporation and Lind Global Macro Fund (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed March 25, 2019).

10.29	Intercreditor Agreement, dated March 22, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LLP (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed March 25, 2019).

10.30	Securities Purchase Agreement, dated as of December 13, 2019, between Boxlight Corporation and Lind Global Macro Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 17, 2019).

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10.31	Secured Convertible Note, dated December 13, 2019, issued by Boxlight Corporation to Lind Global Macro Fund (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed December 17, 2019).

10.32	Amended and Restated Security Agreement, dated as of December 13, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP (filed as Exhibit 10.3 to the Current Report on Form 8-K filed December 17, 2019).

10.33	Amended and Restated Intercreditor Agreement, dated as of December 13, 2019, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed December 17, 2019).

10.34	Amended and Restated Employment Agreement, dated January 13, 2020, between Boxlight Corporation and James Mark Elliott (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 14, 2020).

10.35	Employment letter, dated January 13, 2020, between Boxlight Corporation and Harold Bevis (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed January 14, 2020).

10.36	Asset Purchase Agreement, dated February 3, 2020, between Boxlight Corporation, Boxlight Inc., MyStemKit Inc. and STEM Education Holdings, Pty. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 7, 2020).

10.37	Securities Purchase Agreement, dated February 4, 2020, between Boxlight Corporation and Lind Global Macro Fund, LP. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 7, 2020).

10.38	Secured Convertible Note, dated February 4, 2020, issued by Boxlight Corporation to Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed February 7, 2020).

10.39

Second Amended and Restated Security Agreement, dated February 4, 2020, between Boxlight Corporation and Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed February 7, 2020).

10.40	Second Amended and Restated Intercreditor Agreement, dated February 4, 2020, between Boxlight Corporation, Sallyport Commercial Finance, LLC and Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed February 7, 2020).

10.41	Third Restated Convertible Promissory Note, dated February 4, 2020, issued by Boxlight Corporation to Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed February 7, 2020).

10.42	Second Restated Convertible Promissory Note, dated February 4, 2020, issued by Boxlight Corporation issued by Boxlight Corporation to Lind Global Macro Fund, LP (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed February 7, 2020).

10.43	Employment Agreement, dated February 21, 2020, between Boxlight Corporation and Takesha Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 26, 2020).

10.44	Agreement, dated March 3, 2020, between Boxlight Corporation, Everest Display, Inc. and AMAGIC Holographics, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 13, 2020).

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10.45	Employment Agreement, dated March 20, 2020, between Boxlight Corporation and Michael Pope (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 23, 2020).

10.46	Amended and Restated Employment Agreement, dated April 1, 2020, between Boxlight Corporation and Daniel Leis (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 10, 2020).

10.47	Letter Agreement, dated April 17, 2020, between Boxlight Corporation, Boxlight Inc. and MyStemKits, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 22, 2020).

10.48	Letter Agreement, dated April 17, 2020, between Boxlight Corporation and Stemify Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed April 22, 2020).

10.49	Note, dated May 22, 2020, between Boxlight Corporation and Truist Bank (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 (File No. 333-238634 (filed May 22, 2020).

10.50	Underwriting Agreement, dated June 8, 2020, between Boxlight Corporation and Maxim Group LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 9, 2020).

10.51	Agreement, dated June 11, 2020, between Boxlight Corporation, Everest Display, Inc. and Amagic Holographics, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 12, 2020).

10.52	Letter Agreement, dated June 30, 2020, between Boxlight Corporation and R. Wayne Jackson (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed July 7, 2020).

10.53	Letter Agreement, dated June 30, 2020, between Boxlight Corporation and Charles P. Amos (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed July 7, 2020).

23.1	Consent of Dixon Hughes Goodman LLP

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)

*To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

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Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, of the State of Georgia, on this 17th day of July 2020.

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Michael Pope
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James Mark Elliott, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pope	Chief Executive Officer and Chairman of the Board	July 17, 2020
Michael Pope	(Principal Executive Officer)

/s/ Henry (“Hank”) Nance	Chief Operating Officer	July 17, 2020
Henry (“Hank”) Nance

/s/ Takesha Brown	Chief Financial Officer	July 17, 2020
Takesha Brown	(Principal Financial and Accounting Officer)

/s/ James Mark Elliot	Director	July 17, 2020
James Mark Elliot

/s/ Tiffany Kuo	Director	July 17, 2020
Tiffany Kuo

/s/ Dale Strang	Director	July 17, 2020
Dale Strang

/s/ Rudolph Crew	Director	July 17, 2020
Rudolph Crew

/s/ R. Wayne Jackson	Director	July 17, 2020
R. Wayne Jackson

/s/ Charles P. Amos	Director	July 17, 2020
Charles P. Amos

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